Exhibit 99.1 For more information, contact: E.R. “Skip” Autry Chief Financial Officer TriMas Corporation (248) 631-5496

MEDIA RELEASE

TRIMAS CORPORATION REPORTS FIRST QUARTER RESULTS

BLOOMFIELD HILLS, MICH. — April 30, 2007 — TriMas Corporation today announced financial results for the quarter ended March 31, 2007.  On a continuing operations basis, TriMas reported record sales of $286.7 million, Adjusted EBITDA of $42.0 million, operating profit of $33.3 million and income of $8.4 million or $.40 per share on a fully diluted basis; compared to 2006 first quarter sales of $273.0 million, Adjusted EBITDA of $37.8 million, operating profit of $28.7 million and income of $4.9 million or $.24 per share on a fully diluted basis.

First Quarter Highlights

TriMas’ President and Chief Executive Officer, Grant Beard, stated, “We are very pleased to report record quarterly sales and yet another quarter of improved profit performance on a year-over-year basis.  Sales increased 5%, 4% and 19% in our Packaging Systems, Energy Products and Industrial Specialties segments, respectively.  Operating profit increased in all segments except RV & Trailer Products, with Recreational Accessories up 24% and Industrial Specialties up 46% leading the way.  Compared to the prior year’s first quarter, earnings per share increased 67% and we continued to reduce debt levels.  Against a backdrop of low end market demand in our Recreational Accessories and RV & Trailer Products’ businesses, we are very proud of these accomplishments.  Additionally, we completed the sale of our industrial fastener business and no longer have any business units classified as discontinued operations.”

First Quarter Financial Summary

	For the Quarter Ended March 31
(unaudited - in thousands, except per share amounts)	2007	2006	% Change

Sales	$286,690	$273,030	5.0%
Operating profit	33,340	28,660	16.3%
Income from continuing operations	8,390	4,940	69.8%
Loss from discontinued operations, net of tax benefit	(1,340)	(1,340)	—
Net income	$7,050	$3,600	95.8%

Earnings (loss) per share - basic
- Continuing operations	$0.40	$0.25	60.0%
- Discontinued operations	(0.06)	(0.07)	14.3%
- Net income	$0.34	$0.18	88.9%

Earnings (loss) per share - diluted
- Continuing operations	$0.40	$0.24	66.7%
- Discontinued operations	(0.06)	(0.07)	14.3%
- Net income	$0.34	$0.17	100.0%

Other Data - Continuing Operations:
- Depreciation and amortization	$9,840	$9,930	(0.9)%
- Interest expense	$18,860	$19,920	(5.3)%
- Other expense, net	$1,160	$780	48.7%
- Income tax expense	$4,930	$3,020	63.2%
- Adjusted EBITDA	$42,020	$37,800	11.2%

Segment Results — Continuing Operations

Packaging Systems - Sales increased 5.2% as a result of further market penetration of new products.  Operating profit increased in line with revenue growth.

Energy Products - Sales increased 4.1% due to continued sales growth in our refinery and petrochemical business, offset by a decline in sales of engine and repair parts as a result of reduced oil and gas drilling activity in Canada.  Operating profit improved due to increased sales of specialty gaskets and a more profitable sales mix.

Industrial Specialties - Overall, sales increased 18.9% due to strong market demand and continued market and product expansion in our aerospace fastener, industrial cylinder and defense businesses.  Operating profit increased at a significantly higher rate as a result of increasing sales of higher margin products and improved operational leverage.

Segment Results — Continuing Operations (continued)

RV & Trailer Products - Sales declined as a result of continued soft end market demand offset in part by market share gains.  Operating profit declined due to lower sales and launch costs associated with a new manufacturing facility in Thailand.

Recreational Accessories - Sales increased as a result of capturing new business offset in part by continued weak end-market demand.  Operating profit improved compared to the prior year’s first quarter as a result of realizing the full benefit of sourcing initiatives and other cost reduction activities implemented throughout 2006.

Financial Position

TriMas ended the quarter with total debt of $723.5 million and funding under our receivables securitization of $44.4 million for a total of $767.9 million.  Total debt and receivables securitization decreased by $11.0 million when compared to the year ago period.  TriMas ended the quarter with cash of $3.9 million and $88.9 million of availability under our existing credit facilities.

Conference Call

TriMas will broadcast its first quarter earnings conference call on Monday, April 30, 2007 at  2:00 p.m. EDT.  President and Chief Executive Officer Grant Beard and Chief Financial Officer E.R. “Skip” Autry will discuss the Company’s recent financial performance and respond to questions from the investment community.  The visual presentation that will accompany the call will be available on the Company’s website at www.trimascorp.com.

To participate by phone, please dial: (866) 814-1933.   Callers should ask to be connected to the TriMas first quarter conference call (reservation number 1080509).  If you are unable to participate during the live teleconference, a replay of the conference call will be available beginning April 30th at 5:00 p.m. EDT through May 7th at 11:59 p.m. EDT.  To access the replay, please dial: (866) 837-8032 and use reservation number 1080509.

Cautionary Notice Regarding Forward-Looking Statements

This release contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business.  Forward-looking statements include: certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results.  When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for these views.  However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements.  We caution readers not to place undue reliance on the statements, which speak to conditions only as of the date of this release.  The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries.  In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, as well as our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide.  TriMas is organized into five strategic business groups: Packaging Systems, Energy Products, Industrial Specialties, RV & Trailer Products, and Recreational Accessories.  TriMas has nearly 5,000 employees at 80 different facilities in 10 countries.  For more information, visit www.trimascorp.com.

TriMas Corporation
Consolidated Balance Sheet
(Unaudited — dollars in thousands)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$3,900	$3,600
Receivables, net	122,700	99,240
Inventories , net	170,240	165,360
Deferred income taxes	24,300	24,310
Prepaid expenses and other current assets	6,940	7,320
Assets of discontinued operations held for sale	—	11,770
Total current assets	328,080	311,600
Property and equipment, net	166,890	165,200
Goodwill	529,130	529,730
Other intangibles, net	236,580	240,120
Other assets	40,440	39,410
Total assets	$1,301,120	$1,286,060

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities, long-term debt	$8,230	$9,700
Accounts payable	131,770	100,070
Accrued liabilities	84,690	71,970
Liabilities of discontinued operations	—	23,530
Total current liabilities	224,690	205,270
Long-term debt	715,290	724,790
Deferred income taxes	89,250	89,940
Other long-term liabilities	32,540	33,280
Total liabilities	1,061,770	1,053,280
Preferred stock, $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None	—	—
Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 20,759,500 shares	210	210
Paid-in capital	399,140	399,070
Accumulated deficit	(208,290)	(215,220)
Accumulated other comprehensive income	48,290	48,720
Total shareholders’ equity	239,350	232,780
Total liabilities and shareholders’ equity	$1,301,120	$1,286,060

TriMas Corporation
Consolidated Statement of Operations
(Unaudited — dollars in thousands, except for share amounts)\

	Three Months Ended March 31,
	2007	2006
Net sales	$286,690	$273,030
Cost of sales	(207,400)	(199,690)
Gross profit	79,290	73,340
Selling, general and administrative expenses	(45,780)	(44,500)
Loss on dispositions of property and equipment	(170)	(180)
Operating profit	33,340	28,660
Other expense, net:
Interest expense	(18,860)	(19,920)
Other, net	(1,160)	(780)
Other expense, net	(20,020)	(20,700)

Income from continuing operations before income taxes	13,320	7,960
Income tax expense	(4,930)	(3,020)
Income from continuing operations	8,390	4,940
Loss from discontinued operations, net of income taxes	(1,340)	(1,340)
Net income	$7,050	$3,600

Earnings (loss) per share - basic:
Continuing operations	$0.40	$0.25
Discontinued operations, net of income taxes	(0.06)	(0.07)

Net income per share	$0.34	$0.18

Weighted average common shares - basic	20,759,500	20,010,000

Earnings (loss) per share - diluted:
Continuing operations	$0.40	$0.24
Discontinued operations, net of income taxes	(0.06)	(0.07)

Net income per share	$0.34	$0.17

Weighted average common shares - diluted	20,759,500	20,760,000

TriMas Corporation
Consolidated Statement of Cash Flows
(Unaudited — dollars in thousands)

	Three months ended March 31,
	2007	2006
Cash Flows from Operating Activities:
Net income	$7,050	$3,600
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of property and equipment	380	100
Depreciation	5,930	5,910
Amortization of intangible assets	3,910	4,020
Amortization of debt issue costs	730	1,360
Deferred income taxes	660	(240)
Non-cash compensation expense	70	420
Net proceeds from sale of receivables and receivables securitization	28,750	25,120
Increase in receivables	(51,930)	(29,630)
Increase in inventories	(5,700)	(14,490)
Decrease in prepaid expenses and other assets	1,910	200
Increase in accounts payable and accrued liabilities	35,910	14,320
Other, net	(730)	320
Net cash provided by operating activities	26,940	11,010

Cash Flows from Investing Activities:
Capital expenditures	(19,480)	(5,290)
Net proceeds from disposition of businesses and other assets	4,000	640
Net cash used for investing activities	(15,480)	(4,650)

Cash Flows from Financing Activities:
Repayment of term loan facilities	(860)	(700)
Proceeds from borrowings on revolving credit facilities	144,150	167,710
Repayments of borrowings on revolving credit facilities	(154,450)	(175,390)
Net cash used for financing activities	(11,160)	(8,380)

Cash and Cash Equivalents:
Increase (decrease) for the period	300	(2,020)
At beginning of period	3,600	3,730
At end of period	$3,900	$1,710

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,630	$5,280
Cash paid for taxes	$2,260	$4,930

TriMas Corporation

Company and Business Segment Financial Information

	Three Months Ended
	March 31,
(unaudited - dollars in thousands)	2007	2006
Packaging Systems
Net sales	$53,750	$51,100
Operating profit	$9,000	$8,190
Operating profit as a % of sales	16.7%	16.0%

Energy Products
Net sales	$41,580	$39,950
Operating profit	$6,410	$5,920
Operating profit as a % of sales	15.4%	14.8%

Industrial Specialties Group
Net sales	$52,840	$44,440
Operating profit	$12,270	$8,410
Operating profit as a % of sales	23.2%	18.9%

RV & Trailer Products
Net sales	$53,410	$55,860
Operating profit	$6,460	$8,260
Operating profit as a % of sales	12.1%	14.8%

Recreational Accessories
Net sales	$85,110	$81,680
Operating profit	$5,140	$4,140
Operating profit as a % of sales	6.0%	5.1%

Total Company - Continuing Operations
Net sales	$286,690	$273,030
Operating profit	$33,340	$28,660
Operating profit as a % of sales	11.6%	10.5%

Corporate expenses and management fee	$5,940	$6,260

Other Data - Continuing Operations:
- Depreciation and amortization	$9,840	$9,930
- Interest expense	$18,860	$19,920
- Other expense, net	$1,160	$780
- Income tax expense	$4,930	$3,020

TriMas Corporation

Reconciliation of Non-GAAP Measure Adjusted EBITDA (1)

	Three Months Ended March 31,
	2007	2006
	(dollars in thousands)
Net income	$7,050	$3,600
Income tax expense	4,980	2,170
Interest expense	18,860	19,920
Depreciation and amortization	9,840	9,930
Adjusted EBITDA, total company	40,730	35,620
Negative Adjusted EBITDA, discontinued operations	1,290	2,180
Adjusted EBITDA, continuing operations	$42,020	$37,800

(1) The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines “Adjusted EBITDA” as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment charges and write-offs, non-cash losses on sale-leaseback of property and equipment, and write-off of equity offering costs.